Exhibit 10.37


                            LEASE - BUSINESS PROPERTY

THIS LEASE AGREEMENT, is effective the 10th day of April, 2003 by Maust Asset Management Co., LLC, a Minnesota limited liability company ("Landlord") whose address for the purpose of this lease is 5785 Starview Lane, Prior Lake, MN 55372 and Greenman Technologies of Iowa, Inc., an Iowa corporation ("Tenant") whose address for the purpose of this lease is 1914 E. Euclid Avenue, Unit "A", Des Moines, IA 50313.

      1. PREMISES AND TERM. The Landlord, in consideration of the rents, agreements and conditions herein contained, leases to Tenant and Tenant leases from Landlord, according to the terms and provisions of this lease, the following described "premises", situated in Polk County, Iowa:

Landlord's entire building located at 1914 East Euclid, Unit "A", Des Moines, Iowa and all outside parking and storage areas.

with the improvements thereon, and all rights, easements and appurtenances, which, more particularly, includes the space and premises as may be shown on "Exhibit A," if attached, for a term of 10 years, commencing at midnight of the day previous to the first day of the lease term, which shall be on the 10th day of April, 2003 and ending at midnight on the last day of the lease term, which shall be on the 30th day of April, 2013, upon the condition that the Tenant pays rent thereof, and otherwise performs as in this lease provided.

      2. RENTAL. Tenant agrees to pay to Landlord as rental for said term as follows: See Paragraph 29(D) on Addendum attached.

      In addition to the above monthly rental Tenant shall also pay: security deposit of $8,250, receipt of which is acknowledged

      All sums shall be paid at the address of Landlord, as above designated, or at such other place as the Landlord may, from time to time, designate in writing.

      Delinquent payments shall draw interest at 12% per annum from the due date, until paid.

      2 (1). MULTIPLE TENANTS. If any other tenants in adjoining premises share responsibility with Landlord and Tenant for any expenses, the percentages allocated to Landlord and Tenant in this lease shall represent only their respective portions of the total shared expenses. Therefore, their percentages may total less than 100%. Nothing shall prevent the Landlord from paying a Tenant's share of an expense, and billing the Tenant for the amount so paid.


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

   2. (2) "TRIPLE NET" PROVISION. (OPTIONAL) This Provision shall be applicable. INITIAL IF APPLICABLE.

                 Tenant agrees that all duties and obligations to repair,
                 maintain and provide utilities and services (paragraphs 6 and
__________       7), to pay taxes and special assessments (paragraph 10) and to
Landlord         pay for casualty and liability insurance (paragraph 11) shall be borne solely by Tenant during the term of this lease. (If the parties select this provision, all duties and obligations
__________       set forth in paragraphs 6, 7 and 10 shall be performed by the
Tenant           Tenant).


      3. POSSESSION. Tenant shall be entitled to possession on the first day of the term of this lease and shall yield possession to the Landlord at the end of the lease term, except as herein otherwise expressly provided. Should Landlord be unable to give possession on said date, Tenant's only damages shall be a rebating of the pro rate rental.

      4. USE OF PREMISES. Tenant covenants and agrees during the term of this lease to use and to occupy the leased premises only for tire recycling business.

      5. QUIET ENJOYMENT. Landlord covenants that its estate in the premises is in fee simple and that the Tenant, if not in default, shall peaceably have, hold and enjoy the premises for the term of this lease. Landlord shall have the right to mortgage all of its right, title, interest in said premises at any time without notice, subject to this lease.

      6. EQUIPMENT, DECORATING, REPLACEMENT, REPAIR AND MAINTENANCE.

                                   DEFINITIONS

      "Maintain" means to clean and keep in good condition.

      "Repair" means to fix and restore to good condition after damage, deterioration or partial destruction.

                              CONDITION OF PREMISES

      A. Tenant takes the premises in its present condition, except for such repairs and alterations as may be expressly otherwise provided in this lease.

                             REPAIRS AND MAINTENANCE

      B. Tenant shall replace and repair the structural parts of the building. For purposes of this lease, the structural parts of the building shall mean the foundation, exterior walls, load bearing components of interior floors and walls, the roof and all sewers, pipes, wiring and electrical fixtures outside of the structure.


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

      C. Repairs shall be performed and paid for by the parties as follows:

                                    PERFORMANCE                PAYMENT
                                    -----------                -------
                                    L = Landlord
                                    T = Tenant        % Landlord     % Tenant
Interior walls, floors, and
ceilings                                    T              0           100
                                    -------------------------------------------
Sewer, plumbing, fixtures, pipes,
wiring, electrical fixtures
within the structure                        T              0           100
                                    -------------------------------------------
Heating equipment                           T              0           100
                                    -------------------------------------------
Air conditioning equipment                  T              0           100
                                    -------------------------------------------
Plate glass (replacement)                   T              0           100
                                    -------------------------------------------
Sidewalks                                   T              0           100
                                    -------------------------------------------
Parking areas                               T              0           100
                                    -------------------------------------------
Other common areas                          T              0           100
                                    -------------------------------------------

      D. Tenant shall be responsible for all maintenance, including, but not limited to, painting exterior walls and maintaining and repairing the structural parts of the premises. If Tenant has shared maintenance responsibilities with other Tenants, this Tenant's share of the cost of maintenance is _____ %.

      E. Any repair or maintenance not specifically provided for above shall be performed and paid for by Tenant.

      F. Each party shall perform their responsibilities of repair and maintenance to the end that the premises will be kept in a safe and serviceable condition. Neither party will permit nor allow the premises to be damaged or depreciated in value by any act, omission to act, or negligence of itself, its agents or employees.

                EQUIPMENT, DECORATING AND ALTERATIONS - AS NEEDED

      G. The following items of equipment, furnishings and fixtures shall be supplied and replaced by the parties as follows:

                                         SUPPLIED            REPLACED
                                         --------            --------
                                       L = Landlord        L = Landlord
                                       T = Tenant          T = Tenant
      Heating equipment                      L                   T
                                   ----------------------------------------
      Air conditioning equipment             L                   T
                                   ----------------------------------------
      Carpeting/floor covering               L                   T
                                   ----------------------------------------
      Drapes, shades, blinds                 L                   T
                                   ----------------------------------------

      Any similar equipment, furnishings and fixtures not specifically provided for above shall be provided and paid for by Tenant. Tenant acknowledges that Landlord has supplied the above-mentioned equipment, decorating and alterations which Tenant accepts. Any equipment, furnishings or fixtures to be supplied by Tenant shall be subject to the Landlord's prior written approval as to quality and method of installation. Tenant shall provide all trade equipment, furnishings and fixtures used in connection with the operation of its business, such as telephones, computers, desks, chairs, shelving and similar items.


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

   H. Landlord shall provide and pay for the following items of interior decorating:

________________________________________________________________________________

________________________________________________________________________________

Tenant shall be responsible for all interior decorating. Tenant shall make no structural alterations or improvements without the prior written consent of the Landlord, which shall not be unreasonably withheld.

                         AMERICANS WITH DISABILITIES ACT

      I. Tenant will make no unlawful use of said premises and agrees to comply with all valid regulations of the Board of Health, City Ordinances or applicable municipality, the laws of the State of Iowa and the Federal government, but this provision shall not be construed as creating any duty by Tenant to members of the general public, provided, however, responsibility for compliance with the Americans with Disabilities Act shall be performed and paid for by the parties as follows:

                                           % Landlord         % Tenant
      Common areas                             0                 100
                                      -------------------------------------
      Tenants area
          Initial compliance(specify)          0                 100
                                      -------------------------------------
          Future compliance                    0                 100
                                      -------------------------------------

      7. UTILITIES AND SERVICES. Utilities and services shall be furnished and paid for by the parties as follows:

                                FURNISHED                PAYMENT
                                ---------                -------
                             L = Landlord
                             T = Tenant          % Landlord     % Tenant
    Electricity                       T              0             100
                             ----------------------------------------------
    Gas                               T              0             100
                             ----------------------------------------------
    Water and Sewer                   T              0             100
                             ----------------------------------------------
    Garbage/Trash                     T              0             100
                             ----------------------------------------------
    Janitor/Cleaning                  T              0             100
                             ----------------------------------------------
    Common Areas                      T              0             100
                             ----------------------------------------------
    Other
       Telecommunications             T              0             100
                             ----------------------------------------------
       Snow and ice removal           T              0             100
                             ----------------------------------------------


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

      8. TERMINATION, SURRENDER OF PREMISES AT END OF TERM - REMOVAL OF FIXTURES

            (a) TERMINATION. This lease shall terminate upon expiration of the original term; or if this lease expressly provides for any option to renew, and if any such option is exercised by the Tenant, then this lease will terminate at the expiration of the option term or terms.

            (b) [Intentionally omitted.]

            (c) SURRENDER. Tenant aggress that upon the termination of this lease it will surrender and deliver the premises in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant.

            (d) HOLDING OVER. Continued possession by Tenant, beyond the expiration of its tenancy, coupled with the receipt of the specified rental by the landlord (and absent a written agreement by both parties for an extension of this lease, or for a new lease) shall constitute a month to month extension of this lease.

            (e) REMOVAL OF FIXTURES. Tenant may, at the expiration of its tenancy, if Tenant is not in default, remove any fixtures or equipment which Tenant has installed in the premises, providing Tenant repair any and all damages caused by removal. Tenant may not remove any item described in Paragraph 6 (G) of this Lease.

      9. ASSIGNMENT AND SUBLETTING. Any assignment of this lease or subletting of the premises or any part thereof, without the Landlord's prior written permission shall at the option of the Landlord, make the rental for the balance of the lease term due and payable at once. Such written permission shall not be unreasonably withheld.

      10. REAL ESTATE TAXES.

            A. All installments of real estate taxes would become delinquent if not paid during the term of this lease, shall be paid by the parties in the following proportions:

                  Landlord ____0____%          Tenant__100___%

            B. Any increase in such installments that exceeds the amount of the installment that would be delinquent if not paid by 9/30/2003 shall be paid as follows:

                  Landlord ____0____%          Tenant__100___%

            C. PERSONAL PROPERTY TAXES. Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority against its personal property on the premises during the term of this lease.

            D. SPECIAL ASSESSMENTS. Special assessments that would be delinquent if not paid during the term of this lease shall be timely paid by the parties in the following proportions.


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

                  Landlord ____0____%          Tenant__100___%

            E. Each party reserves its right of protest of any assessment of taxes. See Paragraph 29(E) on Addendum attached.

      11. INSURANCE

            A. PROPERTY INSURANCE. Landlord and Tenant agree to insure their respective real and personal property for the full insurable value. Such insurance shall cover losses included in the Insurance Services Office Board Form Causes of Loss (formerly fire and extended coverage). To the extent permitted by their policies the Landlord and Tenant waive all rights of recovery against each other. See Paragraph 29(F) on Addendum attached.

            B. LIABILITY INSURANCE. Tenant shall obtain commercial general liability insurance in the amounts of $1,000,000.00 each occurrence and $10,000,000.00 annual aggregates per location. Such policy shall include liability arising from premises operations, independent contractors, personal injury, products and completed operations and liability assumed under an insured contract. This policy shall be endorsed to include the Landlord as an additional insured.

            C. CERTIFICATE OF INSURANCE. Prior to the time the lease takes effect the Tenant will provide the Landlord with a certificate of insurance with these property and liability insurance requirements, such certificates shall include 30 days advance notice of cancellation to the Landlord. A renewal certificate shall be provided prior to expiration of the current policies. Landlord shall be named as an additional insured in each of such policies.

            D. ACTS BY TENANT. Tenant will not do or omit doing of any act which would invalidate any insurance, or increase the insurance rates in force on the premises.

            E. RECOMMENDATIONS - IOWA INSURANCE SERVICES OFFICE. Tenant further agrees to comply with recommendations of Iowa Insurance Services Office and to be liable for and to promptly pay, as if current rental, any increase in insurance rates on said premises and on the building of which said premises are a part due to increased risks or hazards resulting from Tenant's use of the premises otherwise than as herein contemplated and agreed.

            F. Landlord and Tenant shall each provide a copy of this lease to their respective insurers.

      12. LIABILITY FOR DAMAGE. Each party shall be liable to the other for all damage to the property of the other negligently, recklessly or intentionally caused by that party (or their agents, employees or invitees), except to the extent the loss is insured and subrogation is waived under the owner's policy.


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

      13. INDEMNITY. Except as provided in paragraph 21(A)(5) and except for the negligence of Landlord, Tenant will protect, defend and indemnify Landlord from and against any and all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurrence, causing or inflicting injury or damage to any person or property, happening or done in, upon or about the premises, or due directly or indirectly to the tenancy, use or occupancy thereof, or any part thereof by Tenant or any person claiming through or under Tenant.

      14. FIRE AND CASUALTY. (a) PARTIAL DESTRUCTION OF PREMISES. In the event of a partial destruction or damage of the premises, which is a business interference which prevents the conducting of a normal business operation and which damage is reasonably repairable within 60 days after its occurrences, this lease shall not terminate but the rent for the premises shall abate during the time of such business interference. In the event of a partial destruction, Landlord shall repair such damages within 60 days of its occurrence unless prevented from so doing by acts of God, government regulations, or other causes beyond Landlord's reasonable control.

            (b) ZONING. Should the zoning ordinances of the municipality in which this property is located make it impossible for Landlord to repair or rebuild so that Tenant is not able to conduct its business on these premises, then such partial destruction shall be treated as a total destruction as provided in the next paragraph.

            (c) TOTAL DESTRUCTION OF BUSINESS USE. In the event of a destruction or damage of the leased premises including the parking area (if parking area is a part of this lease) so that Tenant is not able to conduct its business on the premises or the then current legal use for which the premises are being used and which damages cannot be repaired within sixty (60) days this lease may be terminated at the option of either the Landlord or the Tenant. Such termination in such event shall be affected by written notice of one party to the other, within 30 days after such destruction. Tenant shall surrender possession within 10 days after notice issues and each party shall be released from all future obligations, and Tenant shall pay rent pro rata only to the date of such destruction. In the event of such termination of this lease, Landlord at its option, may rebuild or not, at its discretion.

      15. CONDEMNATION.

            (a) DISPOSITION OF AWARDS. Should the whole or any part of the premises be condemned or taken for any public or quasi-public purpose, each party shall be entitled to retain, as its own property, any award payable to it. Or in the event that a single entire award is made on account of the condemnation, each party will then be entitled to take such proportion of said award as may be fair and reasonable.

            (b) DATE OF LEASE TERMINATION. If the whole of the demised premises shall be so condemned or taken, the Landlord shall not be liable to the Tenant except and as its rights are preserved as in paragraph 14(a) above.

      16. DEFAULT, NOTICE OF DEFAULT AND REMEDIES.

                                EVENTS OF DEFAULT

      A. Each of the following shall constitute an event of default by Tenant:

            1. Failure to pay rent when due.

            2. Failure to observe or perform any duties, obligations, agreements or conditions imposed on Tenant pursuant to the terms of the lease.

            3. Abandonment of the premises. "Abandonment" means the Tenant has failed to engage in its usual and customary business activities on the premises for more than fifteen (15) consecutive business days.

            4. Institution of voluntary bankruptcy proceedings by Tenant; institution of involuntary bankruptcy proceedings in which the Court orders relief against the Tenant as a debtor; assignment for the benefit of creditors of the interest of Tenant under this lease agreement; appointment of a receiver for the property of affairs of Tenant, where the receivership is not vacated within ten (10) days after the appointment of the receiver.

                                NOTICE OF DEFAULT

     B. Landlord shall give Tenant a written notice specifying the default and giving the Tenant ten (10) days in which to correct the default. If there is a default (other than for nonpayment of a monetary obligation of Tenant, including rent) that cannot be remedied in ten (10) days by diligent efforts of the Tenant, Tenant shall propose an additional period of time in which to remedy the default. Consent to additional time shall not be unreasonably withheld by Landlord. Landlord shall not be required to give Tenant any more than two notices for the same default within any 365 day period.

                                    REMEDIES

     C. In the event Tenant has not remedied a default in a timely manner following a Notice of Default, Landlord may proceed with all available remedies at law or in equity, including but not limited to the following:

            1. Termination. Landlord may declare this lease to be terminated and shall give Tenant a written notice of such termination. In the event of termination of this lease, Landlord shall be entitled to prove claim for and obtain judgment against Tenant for the balance of the rent agreed to be paid for the term herein provided, plus all expenses of Landlord in regaining possession of the premises and the reletting thereof, including attorney's fees and court costs, crediting against such claim, however, any amount obtained by reason of reletting.

            2. Forfeiture. If a default is not remedied in a timely manner, Landlord may then declare this lease to be a forfeited and shall give Tenant a written notice of such forfeiture, and may, at the time, give Tenant the notice to quit provided for in Chapter 658 of the Code of Iowa.

      17. RIGHT OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER. If default shall be made by either party in the performance of, or compliance with, any of the terms or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies provided by law, may, but need not, perform such term or condition, or make good such default and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of 12% per annum, from the date of advance.

      18. SIGNS. (a) Tenant shall have the right of attaching, painting or exhibiting signs on the leased premises, provided only (1) that any sign shall comply with the ordinances of municipality in which the property is located and the laws of the State of Iowa; (2) such sign shall not change the structure of the building; (3) such sign, if and when removed, shall not damage the building; and (4) such sign shall be subject to the prior written approval of the Landlord, which approval shall not be unreasonably withheld.

            (b) Landlord during the last ninety (90) days of this lease, or extension, shall have the right to maintain in the windows or on the building or on the premises either or both a "For Rent" or "For Sale" sign and Tenant will permit, at such time, prospective tenants or buyers to enter and examine the premises.

      19. MECHANIC'S LIENS. Neither the Tenant nor anyone claiming by, through, or under the Tenant, shall have the right to file or place any mechanic's liens or other lien of any kind or character whatsoever, upon the premises or upon any building or improvement, or upon the leasehold interest of the Tenant, and notice is hereby given that no contractor, sub-contractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration, repairs or any part thereof, shall at any time be or become entitled to any lien on the premises, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and sub-contractors who may furnish or agree to furnish any such material, service or labor.

      20. LANDLORD'S LIEN AND SECURITY INTEREST. (a) Landlord shall have, in addition to any lien given by law, a security interest as provided by the Uniform Commercial Code of Iowa, upon all personal property and all substitutions thereof, kept and used on said premises by Tenant. Landlord may proceed at law or in equity with any remedy provided by law or by this lease for the recovery of rent, or for termination of this lease because of Tenant's default in its performance. See Paragraph 29(B) on Addendum attached.

      21. ENVIRONMENTAL.

            A. Landlord. To the best of Landlord's knowledge to date:


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

                  1. Neither Landlord nor Landlord's former or present tenants are subject to any investigation concerning the premises by any governmental authority under any applicable federal, state, or local codes, rules and regulations pertaining to air and water quality, the handling, transportation, storage, treatment, usage, or disposal of toxic or hazardous substances, air emissions, other environmental matters, and all zoning and other and use matters.

                  2. Any handling, transportation, storage, treatment, or use of toxic or hazardous substances that has occurred on the premises has been in compliance with all applicable federal, state and local codes, rules and regulations.

                  3. No leak, spill release, discharge, emission or disposal of toxic or hazardous substances has occurred on the premises.

                  4. The soil, groundwater, and soil vapor on or under the premises is free of toxic or hazardous substances.

                  5. Landlord shall assume liability and shall indemnify and hold Tenant harmless against all liability or expense arising from any condition which existed, whether known or unknown, at the time Tenant first leased the premises on April 14, 2002 which condition is not a result of actions of the Tenant or which condition arises after date of execution but which is not a result of actions of the Tenant.

            B. Tenant. Tenant expressly represents and agrees:

                  1. During the lease term, Tenant's use of the property will not include the use of any hazardous substances without Tenant first obtaining the written consent of the Landlord. Tenant understands and agrees that Landlord's consent is at Landlord's sole option and complete discretion and that such consent may be withheld or may be granted with any conditions or requirements that Landlord deems appropriate.

                  2. During the lease term, Tenant shall be fully liable for all costs and expenses related to the use, storage, removal and disposal of hazardous substances used or kept on the property by Tenant, and Tenant shall give immediate notice to Landlord of any violation or any potential violation of any environmental regulation, rule, statute or ordinance relating to the use, storage or disposal of any hazardous substance.

                  3. Tenant, at its sole cost and expense, agrees to remediate, correct or remove from the premises any contamination of the property caused by any hazardous substances which have been used or permitted by Tenant on the premises during any term of this lease. Remediation, correction or removal shall be in a safe and reasonable manner, and in conformance with all applicable laws, rules and regulations. Tenant reserves all rights allowed by law to seek indemnity or contribution from any person, other than Landlord, who is or may be liable for any such cost or expense.

                  4. Tenant agrees to indemnify and hold Landlord harmless from and against all claims, causes of action, damages, loss, costs, expense, penalties, fines, lawsuits, liabilities, attorney fees, engineering and consulting fees, arising out of or in any manner connected with hazardous substances, which are caused or created by Tenant on or after the date of this lease and during any term of this lease, including, but not limited to, injury or death to persons or damage to property, and including any diminution of the value of any leased premises which may result from the foregoing. This indemnity shall survive the cessation, termination, abandonment or expiration of this lease.


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

      22. SUBSTITUTION OF EQUIPMENT, MERCHANDISE ETC. (a) During its tenancy, the Tenant shall have the right to sell or otherwise dispose of any personal property of the Tenant situated on the premises, when in the judgment of the Tenant it shall have become obsolete, outworn or unnecessary in connection with the operation of the business on the premises; provided, however, that the Tenant shall, in such instance (unless no substituted article or item is necessary) at its own expense, substitute for such items a new or other item in substitution thereof, in like or greater value.

            (b) Nothing herein contained shall be construed as denying to Tenant the right to dispose of inventoried merchandise in the ordinary course of the Tenant's trade or business.

      23. RIGHTS CUMULATIVE. The various rights, powers, options, elections and remedies of either party, provided in this lease, shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.

      24. NOTICES AND DEMANDS. Notices as provided for in this lease shall be given to the respective parties hereto at the respective addresses designated on page one of this lease unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of this lease when sent, addressed as above designated, postage prepaid, by certified mail deposited in a United States mail box.

      25. PROVISIONS TO BIND AND BENEFIT SUCCESSORS, ASSIGNS, ETC. Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties: except that if any part of this lease is held in join tenancy, the successor in interest shall be the survived join tenant.

      26. CHANGES TO BE MADE IN WRITING. None of the covenants, provisions, terms or conditions of this lease shall be modified, waived or abandoned, except by a written instrument duly signed by the parties. This lease contains the whole agreement of the parties.

      27. [Intentionally omitted.]


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

      28. CONSTRUCTION. Words and phrases herein, including acknowledgement hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the context.

      29. See Additional terms and conditions on Addendum attached hereto and by this reference made a part hereof.

Greenman Technologies of Iowa, Inc.   Maust Asset Management Co., LLC
---------------------------------------------------------------------------
TENANT                                LANDLORD
(and spouse if 20(b) is applicable)   (and spouse if 27 is applicable)
---------------------------------------------------------------------------
By /s/ Robert H. Davis                By /s/ Mark Maust
---------------------------------------------------------------------------
Robert Davis                          Mark Maust
---------------------------------------------------------------------------
Title:      Vice President            Title:      President
---------------------------------------------------------------------------

                           ADDENDUM TO LEASE AGREEMENT

      29. ADDITIONAL TERMS AND CONDITIONS:

      The Lease includes the following additional terms and conditions:

      A. RIGHT OF FIRST REFUSAL.

      1. Landlord grants to Tenant the right of first refusal (the "Option") to purchase the property, upon the same terms as the bona fide offer except as otherwise provided in this paragraph 29(A), in the event that Landlord receives a bona fide offer to purchase the entire premises (the "Property"), if Tenant is not in default at the time Landlord receives such bona fide offer or fails to cure within the specified time if in default at the time of receipt of the bona fide offer. Any transfer by Landlord to Mark Maust or an immediate family member of Mark Maust, an affiliate, subsidiary, or parent company of Landlord, or to another entity controlled by the same principals as control Landlord, shall not trigger the right of first refusal. The offer shall be extended in writing to Tenant and shall contain a complete description of the price, terms and conditions offered to Landlord by the proposed transferee. If Tenant does not notify Landlord within ten (10) days of its exercise of the Option, Landlord may transfer its interest in the Property to the prospective Purchaser named in the third party offer, such transfer to be made in all material respects in accordance with the terms and conditions stated in the third party offer. However, if the Landlord fails to make such transfer, the interest of the Landlord in the Premises shall again be subject to the right of first refusal and the conditions herein provided.

      2. The Tenant shall exercise the Option by (a) giving Landlord written notice of its intent to exercise the Option, which notice shall be personally delivered or mailed by United States Certified Mail, return receipt requested, to Landlord at the address for giving notices under this Lease within ten (10) days from the date of Landlord's notice to Tenant; and (b) delivering to Landlord with such notice a cashier's or certified check payable to Landlord in the amount of Twenty-five Thousand Dollars ($25,000) (the "Earnest Money") as a good faith deposit.

      3. ABSTRACT AND TITLE. If Tenant exercises the Option, then Landlord, at its expense, shall promptly obtain an abstract of title to the Property continued through the date of Tenant's exercise of the Option, and deliver it to Tenant for examination. It shall show merchantable title in Landlord in conformity with this Lease and the Iowa Land Title Standards of the Iowa State Bar Association. The abstract shall become the property of the Tenant when the Purchase Price for the Property is paid in full. Landlord shall pay the costs of any additional abstracting and title work. The closing date may, in Landlord's sole discretion, be extended as necessary until Landlord is able to provide such merchantable title.

      4. DEED. If Tenant exercises the Option, upon payment of the Purchase Price for the Property, Landlord shall convey the Property to Tenant, by general warranty deed, free and clear of all liens, restrictions and encumbrances except zoning, easements, covenants and restrictions of record, and any matters suffered or permitted by Tenant. All warranties of title shall extend up to time of delivery of the deed. Funds payable at closing may be used to clear title defects and to pay validly existing liens or encumbrances against the Property.


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

      5. PRORATION OF TAXES. If Tenant exercises the Option and in furtherance of the obligations of the parties under paragraph 10 of this Lease, the real estate taxes and any special assessments against the Property shall be prorated between Landlord and Tenant to the date of closing as in the normal case of a purchase and sale transaction, except that Tenant shall be responsible for all taxes as provided in this Lease.

      6. CLOSING. The closing shall be held on a date that is mutually acceptable to Landlord and Tenant and that is not more than one hundred twenty (120) days from the date on which Tenant gives notice that it elects to exercise the Option. At the closing, Tenant shall pay the Purchase Price by cashier's or certified check or by wire transfer of funds in accordance with Landlord's wire transfer instructions given to Tenant. The Earnest Money may be used to pay Tenant's charges, if any, for purchasing the Property and the remaining balance shall be credited against the Purchase Price.

      7. DEFAULT. If after exercising the Option, Tenant fails to close the purchase transaction through no fault of Landlord, then Landlord may cancel the contract and retain the Earnest Money as liquidated damages from Tenant's failure to perform. Landlord shall also be entitled to utilize any and all other remedies or actions at law or in equity available to Landlord and shall be entitled to recover all costs and attorneys' fees incurred by Landlord as a result of Tenant's failure to perform. If through the fault of Landlord the purchase transaction fails to close, Tenant's sole and exclusive remedy shall be a return of the Earnest Money.

      B. For purposes of paragraph 20(a) of the Lease, Tenant creates, provides for, grants, transfers and conveys to Landlord a lien and security interest, as provided by the Uniform Commercial Code of Iowa, upon all personal property of Tenant, and all accessions and additions thereto, and all replacements, substitutions and proceeds thereof, kept and used on the premises by Tenant at any time during the Lease, or any extension thereof. Tenant hereby authorizes Landlord to file such financing statements and continuation statements as Landlord may determine in order to perfect such security interest. In the event this Lease is terminated by Tenant's default, Landlord may immediately re-enter and resume possession of the premises and take possession of all of the aforesaid personal property, as to which Landlord shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in Iowa. Tenant agrees that any required written notice sent by Landlord at least ten (10) days in advance of any action shall be deemed to be reasonable for all purposes. Furthermore, Tenant agrees to execute upon request by Landlord a Memorandum of this Lease containing such information concerning this Lease as Landlord may reasonably determine. Tenant authorizes Landlord to file such Memorandum of Lease.

      C. Estoppel Certificates. Tenant, from time to time, upon written request from Landlord, agrees to execute, acknowledge and deliver to Landlord within ten
(10) days from Landlord's request, in form and substance satisfactory to Landlord but subject to such modifications as Landlord's mortgagee may reasonably require, a written statement certifying that Tenant has accepted the premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, setting forth the modifications), that Landlord is not in default hereunder, the date to which the rent and other amounts payable by Tenant have been paid in advance, if any, and such additional facts as may be required by Landlord or Landlord's mortgagee. Tenant understands and agrees that Landlord any prospective purchaser of the premises, any current or prospective mortgagee of the premises and their respective successors and assigns, may rely upon any such statement delivered pursuant to this paragraph.

      Subordination. This Lease Agreement and all rights of the tenant under this Lease Agreement shall be subject and subordinate to the lien of any and all mortgages that affect the property covered by this Lease Agreement or any part of the leased property, and to any and all new mortgages, renewals, modifications or extensions of any mortgages. Tenant shall, on demand, execute, acknowledge and deliver to the Landlord any and all instruments that may be necessary or proper to subordinate this Lease Agreement and all rights in this Lease Agreement to the lien of any such mortgage or mortgages. The parties agree that each shall cooperate with any lenders in obtaining non-disturbance agreements.

      D. Tenant agrees to pay to Landlord as Minimum Rent for the premises, without notice, setoff, or demand, the monthly amounts set forth below:

        Month of Term                     Monthly Minimum Rental
        -------------                     ----------------------
           1 to 60                              $8,250.00
          61 to 120                              9,000.00

      Said monthly payments shall be due and payable by Tenant in advance on the first day of each calendar month during the term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord.

      E. REAL ESTATE TAXES. Tenant shall pay, as Additional Rent, all real estate taxes and all assessments for special improvements and any taxes in lieu thereof which may be levied or assessed upon the Real Property payable in any year within the Lease Term and any extension thereof. Taxes and installments of special assessments payable during any partial year of the Lease Term and any extensions thereof shall be prorated on a calendar year basis. At the option of the Landlord, this Additional Rent shall be due and payable with the Minimum Rent in advance in equal monthly installments equal to one-twelfth (1/12th) of such taxes and assessments due and payable during the then calendar year.

      F. Tenant shall purchase at Tenant's expense property insurance with a minimum coverage amount of $1.5 million pursuant to Paragraph 11 of this Lease. Tenant shall procure the insurance policies required under paragraph 11 of this Lease from insurance companies acceptable to Landlord.

      G. Landlord represents to Tenant that as of the date of this Lease, the premises complies with all material respects with the valid regulations and laws described in Paragraph 6.1 of this Lease.

      H. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS LEASE WAIVES THE RIGHT TO TRIAL BY A JURY OF ANY MATTERS ARISING OUT OF THIS LEASE. Each of the parties to this Lease agrees that in the event any party to this Lease commences an action to enforce the terms of this Lease or for breach of this Lease, such action shall be venued in either the United States District Court sitting in Polk County, Iowa or in the Iowa District Court in and for Polk County, Iowa.

      I. Before commencement of any work by Lessee, all Plans and Specifications shall be filed with and approved by all government departments or authorities having jurisdiction over such matters, and all work shall be done in accordance with the requirements of local regulations. The Plans and Specifications for any alterations estimated to cost $5,000 or more, shall be submitted to Lessor for prior written approval (which approval shall not be unreasonably withheld or delayed) prior to commencing work. Alterations shall be performed in a workmanlike manner and shall not weaken or impair the structural strength or lessen the value of the building.


--------------------                      --------------------
Signed this 12th day                      Signed this 12th day
of September, 2003.                       of September, 2003

MAUST ASSET MANAGEMENT CO., LLC           GREENMAN TECHNOLOGIES OF IOWA, INC.

By /s/ Mark Maust                         By /s/ Robert Davis
   -----------------                         -------------------
   Mark Maust                                Robert Davis
   Title: President                          Title: Vice President


LANDLORD                                  TENANT


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